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                                                                    EXHIBIT 24.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CKE Restaurants, Inc.:

     We consent to the use of our reports on the financial statements and financial statement schedules of Carl Karcher Enterprises, Inc., included herein, and to the use of our report included herein on the balance sheet of CKE Restaurants, Inc. (the "Company"). Our reports on the financial statements and financial statement schedules of Carl Karcher Enterprises, Inc. refer to a change in 1993 in the method of accounting for income taxes.

                                          KPMG PEAT MARWICK

Orange County, California
March 4, 1994